SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 30, 2001

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

SPECIAL NOTE REGARDING CERTAIN STATEMENTS AND REFERENCES

        This Current Report on Form 8-K/A contains forward-looking statements which reflect the current judgment of Westmoreland Coal Company, a Delaware corporation (the “Registrant” or “Westmoreland”), on certain issues, including the Registrant’s use of the business acquired by it in the acquisition of MPC Coal (as defined in this Current Report on Form 8-K/A). Because these statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially include the ability of the Registrant successfully to operate the business acquired, through its wholly owned subsidiary, Westmoreland Mining LLC (“Westmoreland Mining”), the intense competition the Registrant faces, and the other risks described in Item 1 and Item 7 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, on file with the Securities and Exchange Commission, which factors are incorporated herein by reference.

Item 2.     Acquisition or Disposition of Assets

        The Registrant hereby amends its current report on Form 8-K originally filed with the Securities and Exchange Commission (“the Commission”) on May 15, 2001, describing the acquisition on April 30, 2001 by the Registrant, through Westmoreland Mining, of the coal business of The Montana Power Company (“MPC Coal”), pursuant to the Stock Purchase Agreement dated as of September 15, 2000 by and between the Registrant and Entech, Inc., a subsidiary of the The Montana Power Company.

Item 5.    Other Events

        The Registrant’s cash balances have been reduced in connection with ongoing operating requirements and costs associated with the due diligence, financing and closing of the acquisitions of MPC Coal on April 30, 2001 and of the coal assets of Knife River Corporation (“KRC Coal”) (collectively, the “Acquisitions”) on May 11, 2001. To date, the total consideration paid for the Acquisitions is approximately $164 million paid by Westmoreland Mining, the Registrant’s subsidiary and acquiring entity. The source of the funds has been: $39 million cash contributed by the Registrant as equity to Westmoreland Mining; $120 million borrowed by Westmoreland Mining LLC under the Term Loan Agreement dated as of April 27, 2001 (the “Term Loan Agreement”); and $5 million borrowed by Westmoreland Mining LLC under the Credit Agreement dated as of April 27, 2001 (the “Revolving Credit Agreement”). Westmoreland Mining LLC has borrowed an additional $7 million under the Revolving Credit Agreement to fund working capital requirements subsequent to the closing of the Acquisitions.

        While the Acquisitions are expected to generate significant positive operating cash flows subsequent to their respective acquisition dates, the Term Loan Agreement and the Revolving Credit Agreement include certain conditions with respect to the use of such cash flows which will affect the amount of such cash flows available for general use by the Registrant, particularly in the first year following the Acquisitions. Such conditions include a cap on cash distributions in the first year after the acquisitions to the Registrant from Westmoreland Mining, the obligation that Westmoreland Mining initially fund a debt service reserve account with cash flows generated by the newly acquired operations, a rapid repayment schedule over the eight-year life of the Term Loan Agreement and the three-year life of the Revolving Credit Agreement, and the requirements that Westmoreland Mining use of a portion of excess cash flows for mandatory prepayment of debt and comply with various financial ratios and covenants that could restrict the amount of cash it may distribute to the Registrant. Once the debt service account has been funded, and after the payment of principal and interest, seventy-five percent of the excess cash flows generated by the Acquisitions will be available for use at the corporate level by the Registrant, and the remainder of the excess cash flows will be used to pay Westmoreland Mining's debt. The Registrant expects to supplement cash reserves necessary to meet its short-term needs from several possible sources, including increased operating earnings, additional long-term borrowings, and the sale of non-strategic assets.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

Consolidated Financial Statements of Montana Power Coal Division

Independent Auditor's Report
Consolidated Statements of Assets Acquired and Liabilities Assumed as of March 31, 2001 (unaudited) and December 31, 2000 and 1999
Consolidated Statements of Revenues and Expenses for the three months ended March 31, 2001 (unaudited) and for the years ended December 31, 2000, 1999 and 1998
Notes to Consolidated Financial Statements

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2001
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2001

(c)	Exhibits

The Exhibits filed as part of this Amendment to Current Report on Form 8-K are listed on the Exhibit Index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents incorporated by reference, are being filed as exhibits herewith. Documents incorporated by reference are not being filed herewith and, pursuant to Rule 12b-32 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); reference is made to such documents as previously filed as exhibits with the Securities and Exchange Commission. The Registrant’s file number under the Exchange Act is 001-11155.

MONTANA POWER COAL DIVISION

Financial Statements

December 31, 2000

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Board of Directors and Shareholders
Westmoreland Coal Company:

We have audited the accompanying consolidated statements of assets acquired and liabilities assumed of the Montana Power Coal Division and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of revenues and expenses of the Montana Power Coal Division for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Montana Power Coal Division and subsidiaries as of December 31, 2000 and 1999, and the revenues and expenses of the Montana Power Coal Division for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
June 27, 2001

MONTANA POWER COAL DIVISION

Consolidated Statements of Assets Acquired and Liabilities Assumed

	March 31,	December 31,

Assets	2001	2000	1999

		(Thousands of Dollars)

Current assets:
Accounts and notes receivable	$22,157	23,549	17,995
Materials and supplies	13,002	12,919	12,419
Prepaid expenses and other assets	2,376	3,096	2,667

	37,535	39,564	33,081

Property, plant, and equipment:
Land and leaseholds	62,970	61,829	63,171
Plant	70,233	71,318	69,626
Equipment	100,337	100,338	92,537
Office equipment and other	6,428	6,332	5,247
Construction in progress	5,765	5,901	1,703

	245,733	245,718	232,284
Less – accumulated depreciation, depletion, and amortization	138,071	135,739	132,109

	107,662	109,979	100,175

Reclamation fund	46,661	46,043	43,460
Advanced royalties	11,355	10,423	12,506
Reclamation receivable	10,574	10,525	9,340
Other deferred charges and assets	10,889	10,929	13,138

Total assets	$224,676	227,463	211,700

Liabilities and Parent’s Investment

Current liabilities:
Current portion of long-term debt	$1,053	1,053	1,153
Trade accounts payable	14,708	18,544	17,591
Taxes – other than income taxes	11,945	10,819	11,367
Accrued liabilities	2,786	2,457	2,098

	30,492	32,873	32,209

Long-term debt, less current portion	2,911	2,911	3,964
Accrued mining reclamation costs	128,293	127,757	126,618
Deferred revenue and other liabilities	4,945	4,822	3,926
Pension and postretirement obligations	11,751	12,293	10,641

Total liabilities	178,392	180,656	177,358

Parent’s investment	46,284	46,807	34,342

Total liabilities and Parent’s investment	$224,676	227,463	211,700

See accompanying notes to consolidated financial statements.

MONTANA POWER COAL DIVISION

Consolidated Statements of Revenues and Expenses

	Three month
	period ended
	March 31,	Years ended December 31,
	2001	2000	1999	1998

		(Thousands of Dollars)

Operating revenues	$59,839	224,376	235,758	215,775

Operating expenses:
Cost of sales	37,717	143,189	148,609	128,567
Taxes – other than income taxes	6,738	25,065	25,759	24,050
Depreciation, depletion, and amortization	2,219	7,498	7,169	8,802
Selling, general and administrative	1,979	13,738	16,703	12,645
Parent overhead	785	8,268	5,630	6,579

	49,438	197,758	203,870	180,643

Earnings from operations	10,401	26,618	31,888	35,132

Interest expense and other income:
Interest expense	(68)	(346)	(364)	(443)
Other income	709	2,861	832	2,406

	641	2,515	468	1,963

Excess of revenues over expenses	$11,042	29,133	32,356	37,095

See accompanying notes to consolidated financial statements.

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

(1) Nature of Business and Summary of Significant Accounting Policies

(a) Nature of Business

The Montana Power Coal Division (the Company) is comprised of the wholly owned subsidiaries of Entech, Inc., (Entech) a wholly-owned subsidiary of Montana Power Company (Montana Power) with active and inactive lignite operations and lignite related properties. The Company consists of the operations and properties of Northwestern Resources Co., Western Energy Corporation, Western Syncoal Corporation, Basin Resources, North Central Coal Company and Horizon Coal Company. On April 30, 2001, Westmoreland Coal Company agreed to purchase the Company from Entech, Inc.

(b) Basis of Presentation

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America, on the basis of Montana Power's historical cost of the assets and liabilities associated with its lignite business. Certain services and accounts have been provided or maintained by Montana Power on a centralized basis. The costs of these services have been allocated among these businesses on a basis management believes to be reasonable. However, management does not believe it is practicable to determine what the costs of these services would have been had the Company operated as an independent entity during the historical periods and either performed such services internally or obtained them from an unaffiliated entity. As a result, the consolidated financial statements do not reflect the financial position and results of operations that would have been reported had the company operated as a stand-alone entity as of the dates and for the periods indicated i n the consolidated financial statements.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could significantly differ from those estimates.

(d) Reclamation Receivable

The Company has recorded a non-interest bearing, long-term receivable for estimated current and final mine reclamation costs that will be billable to Reliant Energy (Reliant) under the terms of a lignite supply agreement (LSA).

(e) Financial Instruments

Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments.

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

All of the Company's material financial instruments were recognized in the statement of assets acquired and liabilities assumed as of December 31, 2000. The value reflected in the Statement of Assets Acquired and Liabilities Assumed (carrying value) approximates fair value for the Company's financial assets and liabilities. Descriptions of the methods and assumptions used to reach this conclusion are as follows:

Current Assets and Current Liabilities: These financial instruments have short maturities and will be settled at amounts that approximate fair value.

Reclamation Receivables: The carrying value of reclamation receivables approximates fair value due to contractual terms that require the customer to reimburse the Company for actual costs incurred through June 2002.

Long-term Debt: Fair value is estimated based on the discounted value of future cash flows using the year-end incremental borrowing rate. The carrying value of long-term debt approximates fair value due to recent changes in interest rates and materiality of the balance.

(f) Advance Royalties

The Company makes annual minimum royalty payments according to certain lease agreements on lignite properties. These payments are advance or prepaid royalties and are classified as a noncurrent asset. The advance royalties are recovered through the production and sale of lignite. Advance royalties paid on leases that will be mined within one year have been included in prepaid expenses and other assets. The balance recorded has been reduced to the estimated recoverable amount.

(g) Property, Plant, and Equipment

Property, plant and equipment are carried at cost and include expenditures for new facilities and those expenditures that substantially increase the productive lives of existing plant and equipment. Maintenance and repair costs are expensed as incurred. Depreciation, depletion and amortization are recorded using straight-line or units of production methods over the assets' estimated useful lives of equipment or estimated mine plan recoverable reserves determined from engineering studies. The Company assesses the carrying value of its property, plant and equipment for impairment by comparing estimated undiscounted cash flows expected to be generated from such assets with their net book value. If net book value exceeds estimated cash flows, the asset is written down to fair value. When an asset is retired or sold, its cost and related accumulated depreciation and depletion are removed from the accounts. The difference between the net book value of the asset and proceeds on disposition is recorded as a gain or loss. Fully depreciated plant and equipment still in use are not eliminated from the accounts.

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

(h) Deferred Revenue

Deferred revenues include payments received for advanced royalties paid on leases that have not yet been mined.

(i) Revenue Recognition

Revenue is recognized upon delivery to the customer. The Company delivers coal to certain customers based upon prices negotiated pursuant to Coal Supply agreements. Additionally, the Company has a contract with one customer to invoice based on reimbursable costs and fees on lignite mined. Revenues from reimbursable costs are recorded as incurred and fee revenue is recorded as lignite is delivered.

(j) Reclamation Costs

The Company accrues current and post-mining reclamation costs using a unit-of-production method based on estimated recoverable reserves. As engineering plan estimates are updated, reclamation accruals are adjusted on a prospective basis.

(2) Reclamation

Reclamation receivable

From the inception of the LSA through June 2002, reclamation costs have been and will continue to be collected from Reliant as the reclamation costs are actually incurred. Beginning July 1, 2002, Reliant will have the unilateral option, for a rolling two-year period, to continue with pre-settlement pricing terms, which include full reimbursement of reclamation costs, rather than a redetermined price competitive with Southern Powder River Basin (PRB) coal market prices (subject to an established minimum). If Reliant elects the redetermined price, Reliant will be obligated to reimburse the Company, at a minimum, the final reclamation costs that are incurred after lignite production ceases. Based on the current mine plan, the Company estimates that Reliant will be invoiced for final reclamation costs incurred prior to July 2002 of approximately $2,000 and for costs incurred after lignite production ceases of a minimum of approximately $8,000.

Reclamation fund

In August 1998, the Company entered into an Amended and Restated Coal Supply Agreement (the Amended CSA) which requires the Company to maintain a reclamation fund representing restricted cash necessary to meet the estimated reclamation obligation under the CSA. The reclamation fund was created through contributions from the customers identified in the Amended CSA. The Amended CSA shifted the future final pit reclamation obligation with respect to Colstrip 3 and 4 customers to the Company except for the future portion attributable to Puget Sound Energy (PSE). During 1998, the Company refunded approximately $8,300 of the reclamation fund to PSE. In return, PSE will reimburse the Company for their portion of the final reclamation attributable to the post August 1998 period. The funds required for these reclamation obligations will be invested until reclamation is performed.

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

(3) Long-Term Debt

Long-term debt consists of the following:
	December 31,

	2000	1999

Settlement Note	$—	100
1997 Note	892	892
BLM Note	2,650	3,633
1999 Note	422	491

	3,964	5,117
Less current portion	(1,053)	(1,153)

	$2,911	3,964

In September 1991, the Company entered into an agreement to settle certain claims for $1,000 (the Settlement Note) to be made in 10 equal annual installments beginning in October 1991.

In 1997, the Company executed a $1,190 note (the 1997 Note) to acquire real property in Texas for its mining operation. The agreement requires annual principal and interest payments of $171 beginning in November 1998 and decreasing to $105 in November 2009, when the note will be fully repaid. The note is collateralized by the property and bears interest at 6 percent per annum.

In 1999, the Company executed a $493 note (the 1999 Note) to acquire real property in Texas for its mining operation. The agreement requires annual principal and interest payments of $101 beginning in October 2000 and decreasing to $74 in October 2006, when the note will be fully repaid. The note is collateralized by the property and bears interest at 6 percent per annum.

In October 1999, the Company purchased the mineral rights on certain Bureau of Land Management (BLM) land for $4,416 (the BLM Note). Pursuant to the agreement, the Company makes equal annual payments of $883 commencing on October 1, 1999.

During the period of 2001 through 2005, the Company is required to make the following principal payments on long-term debt:

Years ended December 31:
2001	$1,053
2002	1,053
2003	1,053
2004	170
2005	169
Thereafter	466

$3,964

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

(4) Postretirement Medical and Life Insurance Benefits

The Company and its subsidiaries provide certain health care and life insurance benefits for retired employees and their dependents either voluntarily or as a result of the Coal Act. Substantially all of the Company's current employees may also become eligible for these benefits if certain age and service requirements are met at the time of termination or retirement as specified in the plan agreement. These benefits are provided through self-insured programs. The Company adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions (SFAS 106) effective January 1, 1993 and elected to amortize its unrecognized, unfunded accumulated postretirement benefit obligation over a 20-year period.

The following table sets forth the present value at post-retirement benefit obligations and amounts recognized in the Company financial statements:

	December 31,

	2000		1999

Year end assumptions:
Discount rate	7.50%		7.75%
Ultimate trend	5.00%		5.00%

Change in benefit obligation:
Net benefit obligation at beginning of year	$8,346		3,281
Service cost	47		51
Interest cost	650		627
Plan participant contributions	207		159
Change in covered group	—	(a)	5,090
Actuarial (gain) loss	193		(862)
Settlements	—		—
Gross benefits paid	—		—

Net benefit obligation at end of year	$9,443		8,346

Change in plan assets:
Fair value of plan assets at beginning of year	$—		—
Actual return on plan assets	—		—
Employer contributions	207		159
Plan participant contribution	—		—
Gross benefits paid	(207)		(159)

Fair value of plan assets at end of year	$—		—

(a) In 1998, a certain class of employees filed suit against the Company contesting that postretirement benefits should be provided to them in accordance with the provisions of the existing postretirement plan at Basin Resources. In 1999, a summary judgment was granted in favor of this class of employees and the Company recorded a charge to reflect the related increase in the net benefit obligation.

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

	December 31,

	2000	1999

Funded status at end of year	$(9,443)	(8,346)
Unrecognized net actuarial (gain) loss	(1)	(401)

Net amount recognized at end of year	$(9,444)	(8,747)

The components of net periodic post-retirement benefit cost are as follows:

	Year ended December 31,

	2000	1999	1998

Assumptions:
Discount rate	7.50%	7.75%	6.75%
Ultimate trend	5.00%	5.00%	5.00%

Components of net postretirement benefit cost:
Service cost	$47	51	45
Interest cost	650	627	573
Expected return on plan assets	—	—	—
Amortization of prior service cost	—	5,090	—

Total net periodic pension cost (benefit)	$697	5,768	618

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

(5) Retirement Plans

The Company maintains a trusteed, noncontributory retirement plan covering all employees who have completed one year of service. Retirement benefits are based on salary, years of service, and social security integration levels. Plan assets consist primarily of domestic and foreign corporate stocks, domestic corporate bonds, and U.S. Government securities. The Company also has an unfunded, nonqualified benefit plan for senior management executives and directors.

The following tables provide a reconciliation of the changes in the plan's benefit obligations and fair value of assets over the two-year period ending December 31, 2000, and a statement of the funded status as of December 31, 2000 and 1999:

	December 31,

	2000	1999

Assumptions:
Discount rate	7.50%	7.75%
Expected return on plan assets	9.00%	9.00%
Rate of compensation increase	4.40%	4.40%

Change in benefit obligation:
Net benefit obligation at beginning of year	$15,224	15,710
Service cost	1,052	1,209
Interest cost	1,260	1,141
Actuarial gain	757	(2,810)
Gross benefits paid	(26)	(26)

Net benefit obligation at end of year	$18,267	15,224

Change in plan assets:
Fair value of plan assets at beginning of year	$15,089	13,868
Actual return on plan assets	1,357	1,247
Gross benefits paid	(26)	(26)

Fair value of plan assets at end of year	$16,420	15,089

Funded status at end of year	$(1,847)	(135)
Unrecognized net actuarial gain	(2)	(759)

Net amount recognized at end of year	$(1,849)	(894)

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

The components of net periodic pension cost are as follows:
	Year ended December 31,

	2000	1999	1998

Assumptions:
Discount rate	7.50%	7.75%	6.75%
Expected return on plan assets	9.00%	9.00%	9.00%
Rate of compensation increase	4.40%	4.40%	4.40%

Components of net periodic benefit cost:
Service cost	$1,052	1,209	1,057
Interest cost	1,260	1,141	977
Expected return on plan assets	(1,357)	(1,247)	(1,146)

Total net periodic pension cost (benefit)	$955	1,103	888

(6) Related Party Transactions

In 1996, a wholly-owned subsidiary of the Company entered into an agreement to Self-Bond for mining reclamation and Reliant agreed to act as a third-party guarantor in the event that the Company fails to fulfill its obligation. The amount of the Self-Bond under this agreement was $50,000 at December 31, 2000.

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

The Company, as required by statute, obtains performance bonds principally for the performance of certain construction contract obligations. As of December 31, 2000, Entech and Montana Power guaranteed the Company’s potential ultimate obligation to surety companies in the event of default. The bonds outstanding were $100 and $214 at December31, 2000 and 1999, respectively. The Company pays the premiums for these bonds.

The Company’s parent provides certain executive, financial and administrative services to the Company. Overhead allocations for such services are included in the accompanying consolidated statements of revenues and expenses amounted to $8,268, $5,630 and $6,579 for the years ended December 31, 2000, 1999 and 1998, respectively.

(7) Commitments and Contingencies

Sales Commitments

The Company entered into a lignite lease agreement that requires minimum annual payments of overriding royalty that began in 1991 for $1,125, adjusted quarterly for inflation. The payments will continue until the Company pays the equivalent of $18,750, in 1986 dollars. At December31, 2000, the remaining payments under this agreement were $7,411. Under current mine plans, the Company expects to recoup these payments through future lignite sales under existing sales contracts.

Lease Obligations

The Company has operating lease commitments expiring at various dates, primarily for real property and equipment. Operating lease rental expense was $1,200, $1,300 and $300 in 2000, 1999 and 1998, respectively. Future rental payments under noncancelable operating leases for the next five years are expected to be approximately:

Years ended December 31:
2001	$2,550
2002	2,010
2003	255
2004	110
2005	55

$4,980

Litigation

In late 1998, Reliant and the Company settled litigation regarding the pricing terms of the LSA and signed a letter of intent regarding amendments to the LSA. In 1999, a Settlement Agreement and Amendment of Existing Contracts (Settlement Agreement) superseded this 1998 letter of intent. The Settlement Agreement allows Reliant to blend petroleum coke or PRB coal with lignite at a 20/80 ratio. Electric power deregulation in Texas calls for emission reductions for generating units in the state. The effect of these environmental changes is currently being assessed and could impact Reliants ability to use the Company’s lignite.

(Continued)

MONTANA POWER COAL DIVISION

Notes to Consolidated Financial Statements

December 31, 2000

(Dollars in Thousands)

Under the terms of the Settlement Agreement, lignite prices will continue to be set under pre-settlement pricing terms through June30, 2002. From July1, 2002 through August29, 2015, lignite prices will be the lesser of (1) a predetermined price set to be competitive with PRB coal supplies (subject to an established minimum and adjustments for quality and emissions characteristics), or (2) the price that would have otherwise been paid under the pre-settlement pricing terms. Based on the unpredictability of PRB coal prices, the Company cannot determine the financial impact, if any, of the Settlement Agreement.

In addition, the Company is a party to various lawsuits and claims, and have contingent liabilities arising from the conduct of business, none of which, in management’s opinion, are expected to have a material effect on our financial position or results of operations. Management believes that the Company has made adequate provisions for such contingent liabilities.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information has been prepared to show the financial effects of the acquisitions of MPC Coal. This information was derived from Westmoreland’s and MPC Coal’s audited financial statements for the year ended December 31, 2000 and unaudited financial statements for the three months ended March 31, 2001.

Subsequent to the acquisition of MPC Coal, the Registrant acquired, on May 11, 2001, through Westmoreland Mining, KRC Coal. KRC Coal’s financial information is unaudited. The following unaudited pro forma financial information has also been prepared to show the financial effects of the acquisition of KRC Coal (together with the acquisition of MPC Coal, "the Acquisitions").

The unaudited pro forma consolidated balance sheet gives effect to the Acquisitions as if they had occurred on March 31, 2001. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2000 and for the three months ended March 31, 2001 give effect to the Acquisitions as if they had occurred on January 1, 2000.

The unaudited pro forma financial information is for illustrative purposes only. The final purchase price for the Acquisitions and the allocation of that purchase price will be determined after all of the final purchase price adjustments are determined. The final allocation is not expected to differ materially from the preliminary allocation shown in the unaudited pro forma financial information. The unaudited pro forma financial information should not be relied on as an indication of the financial position or operating results that the combined company would have achieved if the Acquisitions had occurred in the past. Also, the unaudited pro forma financial information should not be relied on as an indication of future results that Westmoreland will achieve after the Acquisitions.

Westmoreland Coal Company
Pro Forma Consolidated Balance Sheet
March 31, 2001
(In Thousands)

	Historical	Historical	Pro Forma		Pro Forma	Historical	Pro Forma		Pro Forma
	WCCO	MPC Coal	Adjustments		Combined	KRC Coal	Adjustments		Total

Assets
Current Assets:
Cash and cash equivalents	36,857	-	(30,800)	[1]	6,057	-	(6,356)	[1]	(299)
Receivables	4,840	22,157	-		26,997	-	-		26,997
Deferred income taxes	-	-	8,600	[3]	8,600	-	-		8,600
Other current assets	1,292	15,378	-		16,670	2,105	-		18,775

Total current assets	42,989	37,535	(22,200)		58,324	2,105	(6,356)		54,073

Property, plant and equipment, net	34,208	107,662	34,131	[4]	176,001	17,335	14,898	[4]	208,234

Investment in independent power projects	26,554	-	-		26,554	-	-		26,554
Investment in DTA	4,225	-	-		4,225	-	-		4,225
Workers' compensation bond	3,888	-	-		3,888	-	-		3,888
Prepaid pension cost	4,174	(2,122)	-		2,052	(236)	-		1,816
Excess of trust assets over pneumoconiosis benefit obligation	6,977	-	-		6,977	-	-		6,977
Security deposits	13,968	-	-		13,968	-	-		13,968
Deferred income taxes	-	-	47,000	[3]	47,000	-	-		47,000
Other assets	2,199	79,479	(215)	[2]	81,463	4,651	-		86,114

Total assets	139,182	222,554	58,716		420,452	23,855	8,542		452,849

Liabilities and Shareholders' Equity
Current Liabilities:
Current installments of long-term debt	-	1,053	13,705	[1]	14,758	-	2,370	[1]	17,128
Accounts payable and accrued expenses	6,125	29,439	-		35,564	-	-		35,564
Accrual for workers' compensation	3,100	-	-		3,100	-	-		3,100
Accrual for FAS 106 postretirement medical costs	10,500	-	-		10,500	-	-		10,500
UMWA 1974 pension plan obligation	1,302	-	-		1,302	-	-		1,302
Reclamation costs	100	-	-		100	-	-		100

Total current liabilities	21,127	30,492	13,705		65,324	-	2,370		67,694

Long-term debt	-	2,911	91,295	[1]	94,206	-	17,630	[1]	111,836
Accrual for workers' compensation	11,411	-	-		11,411	-	-		11,411
Accrual for FAS 106 postretirement medical costs	83,780	9,629	-		93,409	3,023	-		96,432
1974 UMWA Pension Plan obligations	9,084	-	-		9,084	-	-		9,084
Accrual for reclamation costs	2,275	128,293	-		130,568	9,206	-		139,774
Other liabilities	4,569	4,945	-		9,514	168	-		9,682
Minority interest	5,518	-	-		5,518	-	-		5,518
Shareholders' equity	1,418	46,284	(46,284)	[1]	1,418	11,458	(11,458)	[1]	1,418

Total liabilities and shareholders' equity	139,182	222,554	58,716		420,452	23,855	8,542		452,849

Westmoreland Coal Company
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2000
(In Thousands Except Per Share Data)

	Historical	Historical	Pro Forma		Pro Forma	Historical	Pro Forma		Pro Forma
	WCCO	MPC Coal	Adjustments		Combined	KRC Coal	Adjustments		Total
Revenues:
Coal	$35,137	$224,376	$-		$259,513	$33,183	$-		$292,696
IPP's - equity in earnings	32,260	-	-		32,260	-	-		32,260
DTA - equity in earnings	(1,800)	-	-		(1,800)	-	-		(1,800)

	65,597	224,376	-		289,973	33,183	-		323,156
Costs and expenses:
Cost of sales - coal	30,250	168,254	-		198,504	25,682	-		224,186
Depreciation, depletion and amortization	1,972	7,498	2,504	[4]	11,974	2,291	993	[4]	15,258
Selling and administrative	6,801	13,720	500	[5]	21,021	-	1,000	[5]	22,021
Parent company overhead	-	8,268	(8,268)	[5]	-	32	(32)	[5]	-
Heritage health benefit costs	21,503	-	-		21,503	-	-		21,503
Impairment charges	4,632	18	-		4,650	-	-		4,650
Loss (gains) on sales of assets	6	-	-		6	-	-		6

	65,164	197,758	(5,264)		257,658	28,005	1,961		287,624

Operating income	433	26,618	5,264		32,315	5,178	(1,961)		35,532

Other income (expense):
Interest expense	(911)	(346)	(9,000)	[6]	(10,257)	(127)	(1,800)	[6]	(12,184)
Interest income	1,866	2,826	-		4,692	26	-		4,718
Minority interest	(518)	-	-		(518)	-	-		(518)
Other income (expense)	(999)	35	-		(964)	144	-		(820)

	(562)	2,515	(9,000)		(7,047)	43	(1,800)		(8,804)

Income (loss) from operations before income taxes	(129)	29,133	(3,736)		25,268	5,221	(3,761)		26,728

Income taxes	437	-	(6,362)	[7]	(5,925)	(1,500)	1,158	[7]	(6,268)

Net income (loss)	$308	$29,133	$(10,098)		$19,343	$3,721	$(2,604)		$20,460

Preferred stock dividend requirements	1,776	-	-		1,776	-	-		1,776

Net income applicable to common shareholders	$(1,468)	$29,133	$(10,098)		$17,567	$3,721	$(2,604)		$18,684

Net income per share applicable to common shareholders:
Basic	$(0.21)				$2.48				$2.64

Diluted	$(0.21)				$2.37				$2.52

Weighted average common shares outstanding:
Basic	7,070				7,070				7,070
Diluted	7,070				7,408				7,408

Westmoreland Coal Company
Pro Forma Consolidated Statement of Operations
Three Months Ended March 31, 2001
(In Thousands Except Per Share Data)

	Historical	Historical	Pro Forma		Pro Forma	Historical	Pro Forma		Pro Forma
	WCCO	MPC Coal	Adjustments		Combined	KRC Coal	Adjustments		Total
Revenues:
Coal	$10,416	$59,839	$-		$70,255	$9,355	$-		$79,610
IPP's - equity in earnings	6,329	-	-		6,329	-	-		6,329
DTA - equity in earnings	(403)	-	-		(403)	-	-		(403)

	16,342	59,839	-		76,181	9,355	-		85,536
Costs and expenses:
Cost of sales - coal	8,390	44,455	-		52,845	6,974	-		59,819
Depreciation, depletion and amortization	521	2,219	626	[4]	3,366	574	248	[4]	4,188
Selling and administrative	3,630	1,979	125	[5]	5,734	-	250	[5]	5,984
Parent company overhead	-	785	(785)	[5]	-	12	(12)	[5]	-
Heritage health benefit costs	5,368	-	-		5,368	-	-		5,368
Impairment charges	-	-	-		-	-	-		-
Loss (gains) on sales of assets	669	-	-		669	-	-		669

	18,578	49,438	(34)		67,982	7,560	486		76,028

Operating income	(2,236)	10,401	34		8,199	1,795	(486)		9,508

Other income (expense):
Interest expense	(214)	(68)	(2,250)	[6]	(2,532)	(1)	(450)	[6]	(2,983)
Interest income	567	679	-		1,246	6	-		1,252
Minority interest	(226)	-	-		(226)	-	-		(226)
Other income (expense)	(9)	30	-		21	3	-		24

	118	641	(2,250)		(1,491)	8	(450)		(1,933)

Income (loss) from operations before income taxes	(2,118)	11,042	(2,216)		6,708	1,803	(936)		7,575

Income taxes	(89)	-	(1,484)	[7]	(1,573)	(555)	352	[7]	(1,776)

Net income (loss)	$(2,207)	$11,042	$(3,700)		$5,135	$1,248	$(585)		$5,798

Preferred stock dividend requirements	444	-	-		444	-	-		444

Net income applicable to common shareholders	$(2,651)	$11,042	$(3,700)		$4,691	$1,248	$(585)		$5,354

Net income per share applicable to common shareholders:
Basic	$(0.37)				$0.66				$0.76

Diluted	$(0.37)				$0.60				$0.68

Weighted average common shares outstanding:
Basic	7,075				7,070				7,070
Diluted	7,075				7,837				7,837

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Financial Statements

(A) Basis of Presentation

The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2001, includes historical balances, adjusted for the pro forma effects of the Acquisitions completed subsequent to March 31, 2001, and assumes that the Acquisitions occurred on March 31, 2001. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000, include the historical results of operations for Westmoreland and MPC Coal, and the historical unaudited results of operations of KRC Coal for the year ended December 31, 2000, adjusted for the pro forma effects of the Acquisitions assuming the Acquisitions occurred on January 1, 2000. The Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2001, include the historical unaudited results of operations for Westmoreland Coal Company, MPC Coal and KRC Coal for the three months ended March 31, 2001, adjusted for the pro forma effects of the Acquisitions assuming the Acquisitions had occurred on January 1, 2000.

The accompanying unaudited pro forma consolidated financial statements have been adjusted to record the amount paid for the Acquisitions as follows:

1)	The total consideration paid for MPC Coal was approximately $135.8 million, consisting of $30.8 million in cash, borrowings of long-term debt $100.0 million, and borrowings under a three-year revolving line of credit of $5.0 million. The total paid for KRC Coal was approximately $26.4 million, consisting of $6.4 million in cash and borrowings of long-term debt of $20.0 million. In addition to the consideration paid, the Registrant has incurred approximately $1.9 million of acquisition costs, which costs have been deferred.

2)	To reduce the carrying value of certain long-lived assets to their estimated fair value as of the date of the acquisition.

3)	To record a deferred tax asset to reflect amounts likely to be recovered as a result of the Acquisitions.

4)	To record the estimated fair value of the property, plant and equipment acquired, and to adjust the depreciation and depletion of such assets over their estimated useful lives.

5)	To eliminate non-recurring expenses previously incurred for indirect costs allocated to MPC Coal and KRC Coal by their former parent companies, and to record estimated direct general and administrative costs to be incurred subsequent to the ownership change.

6)	To record interest expense on the new borrowings of long-term debt used to fund a portion of the consideration paid for the Acquisitions.

7)	To adjust income tax expense to the effective tax rate estimated to be incurred by Westmoreland in its consolidated tax returns subsequent to the Acquisitions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: July 16, 2001	By: /s/ Ronald H. Beck
Name: Ronald H. Beck
Title: Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of September 15, 2000 by and between Westmoreland Coal Company and Entech, Inc. (incorporated herein by reference to exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed February 5, 2001, file no. 001-11155)

23.1	Consent of Independent Certified Public Accountants

99.1	Press Release dated April 30, 2001 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.2	Term Loan Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, and the purchasers named in Schedule A thereto (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.3	Credit Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, the banks party thereto, and PNC Bank, National Association, in its capacity as agent for the banks (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.4	Pledge Agreement (dated as of April 27, 2001 by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the purchasers in connection with the Term Loan Agreement (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.5	Pledge Agreement dated as of April 27, 2001, by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the banks in connection with the Revolving Credit Agreement (incorporated herein by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.6	Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001 by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of the purchasers under the Term Loan Agreement (incorporated herein by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.7	Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001 by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of PNC Bank, National Association, as agent for the banks in connection with that Credit Agreement (incorporated herein by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.8	Security Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor under the Term Loan Agreement and Firstar Bank, N.A., as collateral agent for the purchasers under the Term Loan Agreement (incorporated herein by reference to Exhibit 99.8 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.9	Security Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor under the Credit Agreement, and Firstar Bank, N.A., as collateral agent for the banks under the Credit Agreement (incorporated herein by reference to Exhibit 99.9 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.10	Collateral Assignment of Contract Rights dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the persons that becomes a guarantor under the Term Loan Agreement, in favor of Firstar Bank, N.A., as collateral agent for the purchasers under the Term Loan Agreement (incorporated herein by reference to Exhibit 99.10 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

99.11	Collateral Assignment of Contract Rights dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the persons that becomes a guarantor under the Credit Agreement, in favor of Firstar Bank, N.A. as collateral agent (incorporated herein by reference to Exhibit 99.11 to the Registrant’s Current Report on Form 8-K dated May 15, 2001; file no. 001-11155)

EXHIBIT 23.1

The Board of Directors
Westmoreland Coal Company:

We consent to incorporation by reference in the registration statements (No. 2-90847, No. 33-33620 and No. 333-56904) on Form S-8 of Westmoreland Coal Company of our report dated June 27, 2001, relating to the consolidated statements of assets acquired and liabilities assumed of the Montana Power Coal Division and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of revenues and expenses of the Montana Power Coal Division for each of the years in the three-year period ended December 31, 2000, which report appears in the Form 8-K/A of Westmoreland Coal Company dated April 30, 2001.

(signed) KPMG LLP

Denver, Colorado
July 16, 2001